UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 30, 2019

SOUTHWEST GEORGIA FINANCIAL CORPORATION

(Exact name of Registrant as Specified in its Charter)

Georgia	001-12053	58-1392259
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

201 First Street, S.E.
Moultrie, Georgia	31768
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (229) 985-1120

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act.
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The annual meeting of the shareholders of the Corporation was held on May 28, 2019. Total shares eligible to vote amounted to 2,545,776. A total of 2,103,310 shares (82.6%) were represented by shareholders in attendance or by proxy.

Proposal 1: Election of Directors

The following eight directors were elected to serve on the Board of Directors for one year until the next annual meeting.

Director	Votes For	Votes Withheld	Broker Non-Votes

Cecil H. Barber	1,464,053	22,178	617,079
John J. Cole, Jr.	1,485,467	764	617,079
DeWitt Drew	1,485,726	505	617,079
Richard L. Moss	1,459,105	27,126	617,079
Roy H. Reeves	1,452,711	33,520	617,079
Johnny R. Slocumb	1,472,328	13,903	617,079
M. Lane Wear	1,460,777	25,454	617,079
Marcus R. Wells	1,470,231	16,000	617,079

Proposal 2: “Say on Pay” Resolution

The advisory “say on pay” resolution supporting the compensation plan for the executive officers was approved.

For	Against	Abstained	Broker Non-Votes
1,365,539	7,717	112,975	617,079

Proposal 3: Frequency of “Say on Pay” Votes

The advisory “say on pay” votes on executive compensation programs will occur once every year.

Every One Year	Every Two Years	Every Three Years	Abstained	Broker Non-Votes
1,412,599	2,392	35,495	35,745	617,079

Proposal 4: Appointment of Independent Auditors

TJS Deemer Dana, LLP, was appointed as our independent auditors for the fiscal year 2019.

For	Against	Abstained	Broker Non-Votes
2,085,605	6,094	11,611	0

ITEM 8.01	OTHER EVENTS

On May 29, 2019, Southwest Georgia Financial Corporation announced that its Board of Directors at its meeting declared a quarterly cash dividend of $0.12 per common share. The dividend is payable June 20, 2019, to shareholders of record on June 10, 2019. Southwest Georgia Financial Corporation or its predecessor, Southwest Georgia Bank, has paid cash dividends for 91 consecutive years.

A copy of that press release is attached as Exhibit 99.1 to this Current Report.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits:

The following exhibit is furnished with this report.

Exhibit 99.1: Southwest Georgia Financial Corporation’s press release dated May 29, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SOUTHWEST GEORGIA FINANCIAL CORPORATION

BY:	/s/Karen T. Boyd
KAREN T. BOYD
SENIOR VICE PRESIDENT & TREASURER

Date: May 30, 2019

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 29, 2019